SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): June 13, 2014

ASHFORD HOSPITALITY TRUST, INC.

(Exact name of registrant as specified in its charter)

MARYLAND	001-31775	86-1062192
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer
Identification
Number)

14185 Dallas Parkway, Suite 1100
Dallas, Texas	75254
(Address of principal executive	(Zip code)
offices)

Registrant’s telephone number, including area code: (972) 490-9600

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14-a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)           Effective June 13, 2014, Deric S. Eubanks, age 38, was appointed as Chief Financial Officer and Treasurer of Ashford Hospitality Trust, Inc. (the “Company”). In this position, Mr. Eubanks is the principal financial officer of the Company and oversees all of the Company’s corporate and operating finance functions. On June 13, 2014, Mr. Eubanks also became the Chief Financial Officer and Treasurer of Ashford Inc., a subsidiary of the Company, and Ashford Hospitality Prime Inc., a publicly traded REIT that is advised by a subsidiary of the Company (“Ashford Prime”). At the Company’s request, Mr. Eubanks also serves certain other subsidiaries of the Company in other offices and capacities.

Mr. Eubanks served as Senior Vice President, Finance of the Company from September 2011 until June 13, 2014. He also served as Senior Vice President, Finance for Ashford Prime from April 2013 until June 13, 2014. Mr. Eubanks has been with the Company since its initial public offering in August of 2003.

There are no family relationships between Mr. Eubanks and any of the Company’s executive officers or directors. Except for his Employment Agreement described below, and any compensation provided to him thereunder, Mr. Eubanks is not a party to any transaction with the Company that might require disclosure under Item 404(a) of Regulation S-K.

Employment Agreement - The Company, Ashford Hospitality Limited Partnership, Ashford Hospitality Advisors LLC and Mr. Eubanks entered into an Employment Agreement dated as of June 13, 2014 (the “Employment Agreement”), which is effective through December 31, 2014 and will be automatically renewed for additional one-year terms thereafter unless either the Company or Mr. Eubanks gives written notice to the other of the intent to terminate the Employment Agreement at least 120 days in advance of the beginning of the next successive one-year term. Pursuant to the terms of the Employment Agreement, Mr. Eubanks will receive a base salary of $330,000 per year. Mr. Eubanks is eligible to receive a cash bonus based on a percentage of his base salary (with the targeted cash bonus being 30% to 90% of his base salary). The bonus will be based on the level of accomplishment of management and performance objectives as established by the Chief Executive Officer, the board of directors of the Company or the compensation committee of the board of directors of the Company (the “Compensation Committee”). Mr. Eubanks is entitled to participate in all other short- and long-term incentive plans, stock and option plans, long term incentive partnership plans, practices, policies and other programs, and all savings and retirement plans, practices, policies and programs, in each case that are applicable generally to senior executives of the Company, as may be adopted or amended from time to time by the Compensation Committee.

The Employment Agreement provides that, if Mr. Eubanks’ employment is terminated as a result of his death or disability; by the Company without cause (including non-renewal of the agreement by the Company); by Mr. Eubanks for “good reason;” or after a “change of control” (each as defined in the Employment Agreement), Mr. Eubanks will be entitled to accrued and unpaid salary to the date of such termination and any unpaid incentive bonus from the prior year plus the following severance payments and benefits, subject to his execution and non-revocation of a general release of claims:

•                  a lump-sum cash severance payment equal to Mr. Eubanks’ then-current annual base salary plus his average bonus over the prior three years, multiplied by a severance multiplier of either (i) one, in the event of termination as a result of Mr. Eubanks’ death or disability or termination by the Company without cause (including non-renewal of the Employment Agreement) or (ii) two, in the event of termination by Mr. Eubanks for good reason or following a change in control;

•                  pro-rated payment of the incentive bonus for the year of termination, payable at the time incentive bonuses are paid to the remaining senior executives for the year in which the termination occurs;

•                  all restricted equity securities held by such executive will become fully vested; and

•                  health, life and disability benefits for 18 months following termination of employment at the same cost to Mr. Eubanks as in effect immediately preceding such termination, subject to reduction to the extent that he receives comparable benefits from a subsequent employer, payable by the Company over the period of coverage.

If Mr. Eubanks terminates his employment without “good reason,” he will be entitled to accrued and unpaid salary to the date of such termination and any unpaid incentive bonus from the prior year. Additionally, the Employment Agreement includes non-compete provisions, and in the event Mr. Eubanks elects to end his employment with the Company without good reason, in exchange for honoring his non-compete provisions, he will be entitled to the following payments:

•                  health benefits for the duration of his non-compete period following his termination of employment at the same cost to him as in effect immediately preceding such termination, subject to reduction to the extent that he receives comparable benefits from a subsequent employer; and

•                  a non-compete payment equal to the sum of his then-current annual base salary plus average bonus over the prior three years, paid equally over the twelve-month period immediately following termination.

If the Employment Agreement is terminated by the Company for “cause,” Mr. Eubanks will be entitled solely to any accrued and unpaid salary to the date of such termination and any unpaid incentive bonus from the prior year.

The Employment Agreement contains confidentiality, non-compete, non-solicitation and non-interference provisions. The confidentiality and non-interference provisions apply during the term of the Employment Agreement and for anytime thereafter. The non-solicitation provisions apply during the term of the Employment Agreement, and for a period of one year following termination. The non-compete provisions apply during the term of the Employment Agreement and for a period of one year thereafter if Mr. Eubank’s employment is terminated as a result of disability, by Mr. Eubanks without good reason, or at the election of Mr. Eubanks not to renew the Employment Agreement. However, if Mr. Eubanks is removed for any other reason, including, without limitation, as a result of a change in control, a termination by Mr. Eubanks for good reason, or a termination by the Company for cause or without cause (including non-renewal by the Company), the non-compete provisions end on the date of Mr. Eubank’s termination.

The Employment Agreement is filed with this Form 8-K as Exhibit 10.1 and is incorporated by reference herein. The foregoing summary of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the actual agreement.

Item 9.01	Financial Statements and Exhibits.

(b) Exhibits

10.1	Employment Agreement, dated as of June 13, 2014, between Ashford Hospitality Trust, Inc., Ashford Hospitality Limited Partnership, Ashford Hospitality Advisors LLC and Deric Eubanks.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 19, 2014

ASHFORD HOSPITALITY TRUST, INC.

By:	/s/ DAVID A. BROOKS

David A. Brooks
Chief Operating Officer and General Counsel

Exhibit Number	Exhibit Description

10.1	Employment Agreement, dated as of June 13, 2014, between Ashford Hospitality Trust, Inc., Ashford Hospitality Limited Partnership, Ashford Hospitality Advisors LLC and Deric Eubanks.